Exhibit 99

NewsRelease

TC PipeLines, LP to attend RBC Capital Markets

2019 Midstream Conference

HOUSTON – November 14, 2019 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the RBC Capital Markets 2019 Midstream Conference on Wednesday and Thursday, November 20 and 21, 2019 in Dallas, Texas. Nathan Brown, President of TC PipeLines GP, Inc., the Partnership’s general partner, will attend and meet with investors during the conference.

A copy of the meeting materials will be available on the morning of November 20, 2019 in the Investor Center section of the Partnership’s website at http://www.tcpipelineslp.com/events- and-presentations.html.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TC Energy Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Enquiries:

Jaimie Harding

403.920.7859 or 800.608.7859

Unitholder and Analyst Enquiries:

Rhonda Amundson 877.290.2772

investor_relations@tcpipelineslp.com